EXHIBIT 99.1

Essex Announces Third Quarter 2013 Results
Core Funds from Operations per Diluted Share for the Third Quarter Increased 11.8%

Palo Alto, California—October 30, 2013—Essex Property Trust, Inc. (NYSE:ESS) announced its third quarter 2013 earnings results and related business activities.

Funds from Operations (“FFO”) and earnings per share (“EPS”) for the quarter and nine months ended September 30, 2013 are detailed below.  Core FFO excludes acquisition costs and non-routine items.  EPS for the three months and nine months ended September 30, 2013 includes $49.0 million from gain on sales.  EPS for the nine months ended September 30, 2012 includes a $21.9 million gain to remeasure the Company’s investment in the Essex Skyline joint venture to fair value (these gains are excluded from FFO).

	Quarter Ended			Nine Months Ended
	September 30,		%	September 30,		%
Per Diluted Share	2013	2012	change	2013	2012	change
FFO	$1.91	$1.67	14.4%	$5.79	$4.99	16.0%
Core FFO	$1.91	$1.71	11.8%	$5.65	$5.01	12.8%
EPS	$1.84	$0.45	308.9%	$3.19	$2.18	46.3%

Third Quarter 2013 Highlights:

•	Grew same-property gross revenues and net operating income (“NOI”) by 6.5% and 8.4%, respectively, compared to Q3 2012.
•	Increased same-property revenues and NOI guidance by 10 basis points to 6.1% and 7.3% at the midpoint.
•	Achieved a 2.3% sequential increase in quarterly gross revenues and 1.5% sequential increase in NOI for the same-property portfolio.
•	Redeveloped 582 apartment homes during the quarter. Vacancy from redevelopment unit turns reduced occupancy by 60 basis points for the same-property portfolio.
•	Acquired two communities with 166 apartment homes for a total purchase price of $51.8 million.
•	Opened Connolly Station in August and 53% of the 309 apartment homes are currently occupied or leased.
•	Stabilized Phase I of Epic in October, three months ahead of our original plan.
•	Started construction on two projects previously in the predevelopment pipeline totaling $177.3 million.
•	Tightened full-year Core FFO per diluted share guidance range from $7.50 to $7.65 to $7.56 to $7.62, raising the midpoint by $0.01 to $7.59.

925 East Meadow Drive Palo Alto California 94303 telephone 650 494 3700 facsimile 650 494 8743
www.essexpropertytrust.com

Michael J. Schall, President and Chief Executive Officer of the Company, commented, “We are pleased with our progress for the third quarter.  Operating results continue to outpace our expectations in Northern California and Seattle, and are gradually improving in Southern California, resulting in same-property NOI growth of 8.4%.  With a loss to lease of over 4% at the end of the quarter, we have strong momentum going into 2014.”

SAME-PROPERTY OPERATIONS

Same-property operating results exclude properties that are not comparable for the periods presented.  The table below illustrates the percentage change in same-property gross revenues for the quarter ended September 30, 2013 compared to the quarter ended September 30, 2012 and the sequential percentage change for the quarter ended September 30, 2013 versus the quarter ended June 30, 2013 by submarket for the Company:

	Q3 2013 vs. Q3 2012	Q3 2013 vs. Q2 2013	% of Total
	Gross Revenues	Gross Revenues	Q3 2013 Revenues
Southern California
Los Angeles County	5.3%	2.1%	18.5%
Ventura County	3.3%	1.0%	9.7%
Orange County	4.5%	1.6%	9.4%
San Diego County	3.0%	1.0%	6.5%
Other Southern California	3.8%	-2.1%	1.8%
Total Southern California	4.3%	1.4%	45.9%
Northern California
Santa Clara County	8.7%	3.0%	17.2%
Contra Costa County	7.3%	3.6%	7.0%
Alameda County	9.6%	3.2%	6.2%
Other Northern California	9.5%	2.2%	5.5%
Total Northern California	8.7%	3.0%	35.9%
Seattle Metro	8.2%	2.8%	18.2%
Same-property portfolio	6.5%	2.3%	100.0%

The table below illustrates the percentage change in same-property gross revenues, operating expenses, and NOI for the quarter ended September 30, 2013 compared to the quarter ended September 30, 2012:

	Q3 2013 compared to Q3 2012
	Gross Revenues	Operating Expenses	NOI
Southern California	4.3%	2.8%	5.1%
Northern California	8.7%	1.6%	12.1%
Seattle Metro	8.2%	5.2%	9.8%
Same-property portfolio	6.5%	2.8%	8.4%

The table below illustrates the sequential percentage change in same-property gross revenues, operating expenses, and NOI for the quarter ended September 30, 2013 versus the quarter ended June 30, 2013:

	Q3 2013 compared to Q2 2013
	Gross Revenues	Operating Expenses	NOI
Southern California	1.4%	5.9%	-0.7%
Northern California	3.0%	2.8%	3.1%
Seattle Metro	2.8%	1.4%	3.6%
Same-property portfolio	2.3%	4.0%	1.5%

Same-property financial occupancies for the quarters ended are as follows:

	9/30/2013	6/30/2013	9/30/2012
Southern California	95.7%	95.8%	95.9%
Northern California	95.8%	96.4%	96.4%
Seattle Metro	95.8%	96.0%	95.7%
Same-property portfolio	95.7%	96.1%	96.0%

INVESTMENT ACTIVITY

In September, the Company purchased Slater 116, located in Kirkland, Washington for $29.6 million.  Construction of the 108 apartment homes and 10,100 square feet of retail space was completed in August 2013.  The community is currently 44% occupied or leased and is expected to have stabilized operations in early 2014.

In October, the Company purchased Vox Apartments, located in Seattle, Washington, for $22.2 million.  The community was built in 2013 and contains 58 apartment homes.  The property is stabilized.  Vox Apartments is located in the Capital Hill district in close proximity to other Essex communities.

DISPOSITIONS

During the quarter, the Essex Apartment Value Fund II L.P. (“Fund II”) of which the Company has a 28.2% ownership interest, sold four properties for gross proceeds of $294.0 million.  In connection with the sale, Fund II incurred a prepayment penalty on debt of which the Company’s pro rata share was $0.2 million.  The total GAAP gain on the sale was $137.8 million of which the Company’s share is $36.4 million, net of internal disposition costs and has been excluded from the calculation of FFO.  There are two remaining properties in the Fund II portfolio that are expected to be sold in 2014.

In August, the Company sold Linden Square, located in Seattle, Washington, for $25.3 million.  The net proceeds from the sale were used as a 1031 exchange for the Slater 116 acquisition noted above.  The total GAAP gain on the sale was $12.7 million.  The gain has been excluded from the calculation of FFO.

DEVELOPMENT

Phase I of Epic, located in North San Jose, California opened in late June.  Through the end of October, 269 of the apartment homes are occupied or leased, representing 96% of the total 280 apartment homes in Phase I.  Phase II of Epic, comprised of 289 apartment homes, will open in December 2013.

In August, the Company opened Connolly Station, a 309 unit community located in Dublin, California.  Through the end of October, 53% of the apartment homes are occupied or leased.

During the quarter, the Company began construction on Phase III of Epic located in North San Jose, California.  The property is being developed in a joint venture with the Canada Pension Plan Investment Board (“CPPIB”) of which Essex has a 55% ownership interest.  Phase III of Epic is expected to cost $96.3 million and contain 200 apartment homes.  Initial leasing is expected in the third quarter of 2015.

In September, the Company began construction on The Village located in Walnut Creek, California.  During the quarter, the Company formed a joint venture to develop the property.  Essex holds a 50% ownership interest in the property.  The Village is a mix of 49 apartment homes along with 35,000 square feet of retail space.  Total estimated cost is $81.0 million with initial leasing expected in the third quarter of 2015.

REDEVELOPMENT

During the quarter, the Company began the redevelopment of Bunker Hill, located in Downtown Los Angeles.  Built in 1968, the property contains 456 apartment homes in two 19 story towers.  The total cost of the redevelopment is approximately $76 million.  The plans call for upgrading the interior units with high end finishes along with a complete exterior renovation including the replacement of all windows and electrical and mechanical systems.  The redevelopment cost also includes adding an 11,000 square foot amenity building and parking garage that will contain ground floor retail, a fitness center, clubhouse, rooftop pool, spa, and a cabana/entertainment lounge.  The renovation is expected to take five years to complete.

Bunker Hill is located in the heart of Downtown Los Angeles near major freeways and within walking distance to LA Live and the convention center.  Downtown is currently seeing commercial development activity that is revitalizing the area.  Several projects are underway to improve public transportation within Downtown and to other parts of the Los Angeles metro area including the metro line extension that will connect Downtown to Santa Monica.

In October, the Company began the redevelopment of two Southern California properties totaling 507 apartment homes.  Hampton Court/Hampton Place, located in Glendale, California is being redeveloped for a total cost of $19.5 million and The Monterra properties, located in Pasadena, California, is expected to cost $26.4 million.  Both properties were built in the early 1970’s and are undergoing a complete interior and exterior renovation.  The redevelopment of both properties is expected to take several years to complete.

OTHER INVESTMENTS

In August, the Company made an $8.5 million preferred equity investment in a multifamily development project located in San Jose, California.  The investment has a preferred return of 12% for a 3 year term.

In the third quarter, the Company amended a preferred equity investment on a property located in Anaheim, California, reducing the rate from 13% to 9%, while extending the term by one year.  The Company recorded $0.4 million of income related to the restructured investment.

LIQUIDITY AND BALANCE SHEET

In August, the Company replaced the construction loan on Expo, located in Seattle, Washington with a new 7 year, $45.0 million term loan.  The loan has a variable interest rate of 150 basis points over LIBOR.  The Company has entered into a $45.0 million swap to fix the rate to 3.7% for the entire seven year period.

During the quarter, the Company repaid a secured loan totaling $10.1 million.  At the end of the quarter, the Company had $609.6 million in undrawn capacity on its unsecured credit facilities.  Subsequent to the quarter end, the Company repaid a secured loan totaling $19.4 million.

GUIDANCE

The Company tightened its full-year Core FFO per diluted share guidance range from $7.50 to $7.65 to $7.56 to $7.62.  For additional details regarding our 2013 guidance, please see page S-14 of the Supplemental Financial Information.

OTHER EVENTS

The Company will host an Investor Day on November 12, 2013 starting at 9:30 AM PST.   The Company invites you to listen to a live webcast of the presentation by going to the Investors section of the Company website (www.essexpropertytrust.com).  A replay of the event and a copy of the presentation will be available under the Investors section of the Company website.

CONFERENCE CALL WITH MANAGEMENT

The Company will host an earnings conference call with management to discuss its quarterly results on Thursday, October 31, 2013 at 10 a.m. PST (1 p.m. EST), which will be broadcast live via the Internet at www.essexpropertytrust.com, and accessible via phone by dialing (877) 407-0784, no passcode is necessary.

A rebroadcast of the live call will be available online for 90 days and digitally for 7 days. To access the replay online, go to www.essexpropertytrust.com and select the third quarter earnings link.  To access the replay digitally, dial (877) 870-5176 using the replay pin number 10000329. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essexpropertytrust.com or by calling (650) 494-3700.

CORPORATE PROFILE

Essex Property Trust, Inc., an S&P 400 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 163 apartment communities with an additional 11 properties in various stages of active development. Additional information about Essex can be found on the Company’s web site at www.essexpropertytrust.com.

This press release and accompanying supplemental financial information will be filed electronically on Form 8-K with the Securities and Exchange Commission and can be accessed from the Company’s Web site at www.essexpropertytrust.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 494-3700.

FUNDS FROM OPERATIONS (“FFO”) RECONCILIATION

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains/losses on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes acquisition costs and items that are non-recurring or not related to the Company’s core business activities, which is referred to as (“Core FFO”), to be useful financial performance measurements of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with an additional basis to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and the ability to pay dividends.

FFO does not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity.  FFO does not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO also does not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three and nine months ended September 30, 2013 and 2012:

	Three Months Ended September 30,		Nine Months Ended September 30,
Funds from Operations (In thousands)	2013	2012	2013	2012
Net income available to common stockholders	$68,788	$16,219	$118,937	$76,019
Adjustments:
Depreciation	48,487	43,041	143,662	125,669
Gains not included in FFO, net of internal disposition costs	(49,044)	-	(51,410)	(31,730)
Depreciation add back from unconsolidated co-investments, and add back convertible preferred dividend – Series G	3,723	3,352	11,342	11,102
Noncontrolling interest related to Operating Partnership units	3,989	1,077	7,037	5,169
Depreciation attributable to noncontrolling interests	(327)	(312)	(981)	(904)
Funds from Operations	$75,616	$63,377	$228,587	$185,325
Acquisition costs	237	277	792	775
Loss (gain) on early retirement of debt	178	1,211	(846)	2,661
Income from early redemption of preferred equity investments	(412)	-	(1,358)	-
Gain on sales of marketable securities and note prepayment	-	-	(2,611)	(521)
Gain on sale of land	-	-	(1,503)	-
Co-investment promote income	-	-	-	(2,299)
Core Funds from Operations	$75,619	$64,865	$223,061	$185,941

SAFE HARBOR STATEMENT UNDER THE PRIVATE LITIGATION REFORM ACT OF 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include statements and estimates on pages 1 and 2 and under the caption “Guidance” on page 4 with respect to full-year Core FFO, statements regarding strong momentum going into 2014; statements and estimates set forth on pages 3 and 4 regarding the timing (including stabilization dates and initial leasing dates) and costs of development and redevelopment projects, the sale of Fund II properties, and the opening of Epic Phase II; and statements and estimates set forth under the captions “Development Pipeline—September 30, 2013” and “Redevelopment Pipeline and Capital Expenditures— September 30, 2013” on pages S-9 and S-10 of the Company’s Supplemental Financial Information Package, which accompanies this press release, regarding estimated costs of property development and redevelopment and regarding the anticipated timing of redevelopments and of the construction start, initial occupancy and stabilization of property development and the various financial forecasts, estimates and assumptions set forth in the columns “Low-end of Guidance range 2013” and “High-end of guidance range 2013” on page S-14 of the Company’s Supplemental Financial Information Package and the forecasts, set forth on page S-16 of the Company’s Supplemental Financial Information Package, of residential supply, jobs, rent growth and occupancy in various areas.  The Company's actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, but are not limited to, changes in market demand for rental apartment homes and the impact of competition and competitive pricing, changes in economic conditions, unexpected delays in the development and stabilization of development projects, unexpected difficulties in leasing of development projects, total costs of development and redevelopment investments exceeding the Company’s projections and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC).  All forward-looking statements are made as of today, and the Company assumes no obligation to update this information.  For more details relating to risk and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including the Company’s Report on Form 10-K for the year ended December 31, 2012.

CONTACT INFORMATION
BARB PAK
DIRECTOR OF INVESTOR RELATIONS
(650) 494-3700
bpak@essexpropertytrust.com